Notice of the Annual Meeting of Shareholders
To be held May 24, 1996


To the Shareholders of
    OLD REPUBLIC INTERNATIONAL CORPORATION


NOTICE IS HEREBY GIVEN that the Annual Meeting of the Shareholders of OLD REPUBLIC INTERNATIONAL CORPORATION will be held in Room 2300 at the offices of the Company, 307 North Michigan Avenue, Chicago, Illinois 60601, on Friday, May 24, 1996 at 3:00 P.M. Central Daylight Savings Time, for the purpose of considering and acting upon the following matters:

1. To elect four Class 3 directors; and

2. To transact such other business as may properly come before the meeting.

Shareholders of record at the close of business on March 21, 1996 will be entitled to vote, either in person or by proxy. Shareholders who do not expect to attend in person are urged to execute and return the accompanying proxy in the envelope enclosed.

The annual report of the Company for the year 1995 is being mailed to all shareholders of record with this Notice and the Proxy Statement.

By order of the Board of Directors.



                                        SPENCER LEROY III
                                        Secretary


Chicago, Illinois
March 29, 1996


     Proxy Statement
     OLD REPUBLIC INTERNATIONAL CORPORATION
     ANNUAL MEETING OF SHAREHOLDERS
     May 24, 1996

     GENERAL INFORMATION

     This proxy statement is being furnished to the shareholders of Old Republic International Corporation, a Delaware corporation (the "Company"), 307 North Michigan Avenue, Chicago, Illinois 60601, in connection with the solicitation of proxies by its Board of Directors for use at the annual meeting of shareholders to be held on May 24, 1996 and any adjournments thereof. The approximate date on which this proxy statement and the accompanying proxy are first being sent to the shareholders is March 29, 1996.

     The proxy is revocable at any time before it is voted by written notification to the persons named therein as proxies, which may be mailed or delivered to the Company at the above address. All shares represented by effective proxies will be voted at the meeting and at any adjournments thereof.

     If the enclosed proxy is properly executed and returned in time for voting with a choice specified thereon, the shares represented thereby will be voted as indicated thereon. If no specification is made, the proxy will be voted by the proxy committee for the election as directors of the nominees named below (or substitutes therefor if any nominees are unable or refuse to serve), and in its discretion upon such matters not presently known or determined which may properly come before the meeting.

     The Company has two classes of stock outstanding, Preferred Stock, $.01 par value per share ("Preferred Stock"), and Common Stock, $1.00 par value per share ("Common Stock"). The voting Preferred Stock is composed of Series D Cumulative Convertible Preferred Stock ("Series D Preferred Stock") and Series G Convertible Preferred Stock and Series G-2 Convertible Preferred Stock (collectively "Series G Preferred Stock"). On February 29, 1996 22,874,402 shares of Series D Preferred Stock, 86,210 shares of Series G Preferred Stock and 57,727,285 shares of Common Stock were outstanding and entitled to one vote each on all matters considered at the meeting. Shareholders of record as of the close of business on March 21, 1996 are entitled to notice of and to vote at the meeting. On February 29, 1996, the Company also had outstanding 2,192,100 shares of 8-3/4% Series H Cumulative Preferred Stock ("Series H Preferred Stock") which is not entitled to vote at the meeting. There are no cumulative voting rights with respect to the election of directors.


PRINCIPAL HOLDERS OF SECURITIES

     The following tabulation shows with respect to (I) each person who is known to be the beneficial owner of more than 5% of any series of the voting Preferred Stock or the Common Stock of the Company; (ii) each director and executive officer of the Company; and (iii) all directors and executive officers, as a group: (a) the total number of shares of Preferred Stock or Common Stock beneficially owned as of February 29, 1996 and (b) the percent of the class of stock so owned as of the same date:

                                                                        Amount and
                                                                        Nature of         Percent
                                    Name                                Beneficial          of
     Title of Class          of Beneficial Owner                        Ownership         Class<F18>
Series D Preferred ....  Old Republic International Corporation        22,256,682<F1>       97.3
                         Employees Savings and Stock
                         Ownership Plan
                         Messrs. Sursa, Stover and Zucaro
                         as members of The Administration
                         Committee
                         307 North Michigan Avenue
                         Chicago, Illinois 60601

                         Paul D. Adams                                     15,002<F2>        0.1
                         Anthony F. Colao                                  22,946<F2>        0.1
                         Jimmy A. Dew                                      51,760<F2>        0.2
                         Peter Lardner                                     12,957<F2>        0.1
                         Spencer LeRoy III                                  2,961<F2>       <F19>
                         William A. Simpson                                53,264<F2>        0.2
                         A. C. Zucaro                                     279,018<F2>        1.2
                         All executive officers and directors, as
                         a group                                          437,908<F2>        1.9


Series G Preferred ....  John C. Collopy                                    3,242<F3>        3.8
                         Peter Lardner                                     14,526<F3>       16.8
                         William R. Stover                                 33,974<F3>       39.4
                         A. C. Zucaro                                      14,006<F3>       16.2
                         All executive officers and directors, as
                         a group                                           65,748<F3>       76.3


Series H Preferred ....  Anthony F. Colao                                     300           <F19>
                         William R. Stover                                  8,000            0.3
                         A. C. Zucaro                                         800           <F19>
                         All executive officers and directors, as
                         a group                                            9,100            0.4

Common Stock
Shareholders' beneficial
ownership of more than 5% of the
Common Stock (excluding direc-
tors)     .............  Old Republic International Corporation         4,898,584<F1>        7.4
                         Employees Savings and Stock
                         Ownership Plan
                         Messrs. Sursa, Stover and Zucaro
                         as members of The Administration
                         Committee
                         307 North Michigan Avenue
                         Chicago, Illinois 60601

                         American Business & Mercantile                 4,493,640<F4>        7.3
                         Insurance Group, lnc.
                         307 North Michigan Avenue
                         Chicago, Illinois 60601

                         FMR Corp.                                      3,283,024<F5>        5.7
                         82 Devonshire Street
                         Boston, Massachusetts 02107



                                                                                Other Shares                 Percent
                         Name of      Shares Subject to    Shares Held by       Beneficially                   of
Title of Class       Beneficial Owner  Stock Options<F18>  Employee Plans<F18>    Owned<F18>         Total    Class<F18>
Directors' and       Paul D. Adams         30,362              481<F2>            19,650             50,493     0.1
executive officers'  Anthony F. Colao      51,958            1,733<F2>             6,238             59,929     0.1
beneficial           John C. Collopy           --               --                50,785<F6>         50,785     0.1
ownership            Jimmy A. Dew          30,624              877<F2>           133,270<F7>        164,771     0.3
                     Kurt W. Kreyling          --               --               159,712<F8>        159,712     0.3
                     Peter Lardner         15,176            7,916<F2>            77,310<F9>        100,402     0.2
                     Wilbur S. Legg            --               --                21,552<F10>        21,552    <F19>
                     Spencer LeRoy III     14,000              679<F2>             4,038<F11>        18,717    <F19>
                     John W. Popp              --               --                 2,000              2,000    <F19>
                     William A. Simpson    32,624              902<F2>           101,230<F12>       134,756     0.2
                     Arnold L. Steiner         --               --               452,598<F13>       452,598     0.8
                     William R. Stover         --               --               285,773<F14><F15>  285,773     0.5
                     David Sursa               --               --               258,967<F15><F16>  258,967     0.4
                     William G. White, Jr.     --               --                20,481             20,481    <F19>
                     A. C. Zucaro         112,206           16,529<F2>           191,349<F15><F17>  320,084     0.6

                     All executive officers
                     and directors,
                     as a group           286,950           29,117             1,784,953          2,101,020     3.6


<F18>   Calculated pursuant to Rule 13d-3(d) of the Securities Exchange Act of 1934. Unless otherwise stated below, each such person has sole voting and investment power with respect to all such shares. Under Rule 13d-3(d), shares not outstanding which are subject to options, warrants, rights or conversion privileges exercisable within 60 days are deemed outstanding for the purpose of calculating the number and percentage owned by such person, but are not deemed outstanding for the purpose of calculating the percentage owned by each other person listed. Common shares used for calculation purposes include 4,493,640 shares held by American
Business & Mercantile Insurance Group, Inc. and its subsidiary (See Note 4), and equivalent common shares that may  be issued upon conversion by the beneficial owner of all series of Preferred Stock convertible within 60 days.

<F19>   Less than one-tenth of one percent.


<F1>    22,256,682 shares of Series D Preferred Stock and 447,248  shares of Common Stock are held by Old Republic International
Corporation Employees Savings and Stock Ownership Plan. Under the terms of the Plan, a participant is entitled to vote the Company stock held by the Plan the value of which has been allocated to the participant's account. The Administration Committee appointed pursuant to the Plan is authorized to vote the Company stock held by the Plan until such time as the value of such stock has been allocated to a participant's account or where a participant fails to exercise his or her voting rights. The value of a portion of the shares of the Series D Preferred Stock and Common Stock has been allocated to the accounts of Plan participants. Additionally, the Administration Committee may be deemed to have investment power with respect to stock held by the Plan. The Administration
Committee is composed of Messrs. Sursa, Stover, and Zucaro, all directors of the Company. Under the rules of the Securities and
Exchange Commission, each of them may be deemed to be the beneficial owner of such shares of Series D Preferred Stock and Common
Stock by virtue of such shared voting and investment power.

     The Series D Preferred Stock held by the Old Republic International Corporation Employees Savings and Stock Ownership Plan is
convertible at any time into 4,451,336  shares of Company Common Stock. Accordingly, under the rules of the Securities and Exchange
Commission, Messrs. Sursa, Stover, and Zucaro each may be deemed to be the beneficial owners of 4,898,584 shares of Common Stock
(The shares that would be obtained on the conversion of the Series D Preferred Stock plus the 447,248 shares of Common Stock actually owned by the Plan). The foregoing presentation should not be construed as an admission of beneficial ownership, and such persons disclaim beneficial ownership of shares held by the Plan.

<F2>    Includes only the shares that have been allocated to the account of the director or the executive officer as a Plan participant. Excludes those shares for which the director may be deemed to have investment and voting power as a result of being a member of the Administration Committee of the Plan.

<F3>    Each share of Series G Preferred Stock is convertible at any time after six months from the date of issuance into .95 share of Common Stock, and accordingly, under the rules of the Securities and Exchange Commission, Messrs. Collopy, Lardner, Stover and
Zucaro are deemed to be the beneficial owners of 3,079, 13,799,  32,275 and 13,305 shares, respectively, of Common Stock issuable upon conversion of their Series G Preferred Stock.

<F4>    American Business & Mercantile Insurance Group, Inc. ("AB&M Group") and its wholly-owned subsidiary, American Business &
Mercantile REassurance Company, own 4,493,640 shares of the Company's Common Stock. Voting control of AB&M Group is divided between
American Business & Mercantile Insurance Mutual, Inc. ("AB&M Mutual"), which through a subsidiary, owns 60% of AB&M Group's voting stock, and the Company, which through a subsidiary, owns 40% of AB&M Group's voting stock. At February 29, 1996, the Company held
98.8%, AB&M Mutual .1%, and public shareholders 1.1% of the total voting and non-voting equity securities of AB&M Group.  AB&M
Mutual is a property and liability mutual insurer affiliated with the Company through management agreements, and is owned by its policyholders. Mr. Zucaro is Chairman, President and Chief Executive Officer of AB&M Mutual and AB&M Group. Messrs. Colao,
Kreyling, Legg, Steiner, Stover, Sursa, and Zucaro are directors of AB&M Group. Through subsidiaries, AB&M Mutual also owns 193,037 shares of Series D Preferred Stock and 48,566 shares of Common Stock of the Company.

<F5>    Reflects the number of shares shown in the most recent Schedule 13-G filings with the Securities and Exchange Commission through February 29, 1996. Shares reported as owned by FMR Corp. also include shares held by Fidelity Management & Research Company and Fidelity Management Trust Company and includes 167,413 shares of Common Stock that would result from the conversion of the
Company's 5-3/4% Convertible Subordinated Debentures.  FMR Corp. disclaims sole voting power of this stock except as to 142,311 shares.

<F6>    Includes 43,954 shares held by himself as trustee and 3,538 shares owned jointly by Mr. Collopy and his daughter and 3,079 shares that would be issued if Mr. Collopy converted his Series G Preferred Stock to Common Stock.

<F7>    Includes 24,024 shares owned by Mr. Dew's wife.

<F8>    Includes 158,730 shares owned by or in trust for Mr. Kreyling's wife of which Mr. Kreyling disclaims beneficial ownership.

<F9>    Includes 50,301 shares held in a living trust of which Mr. Lardner's wife is the trustee for which Mr. Lardner disclaims beneficial ownership and 13,799 shares that would be issued if Mr. Lardner converted his Series G Preferred Stock to Common Stock.

<F10>   Includes 18,490 shares owned jointly by Mr. Legg and his wife and 1,968 shares owned by Mr. Legg's wife of which Mr. Legg disclaims beneficial ownership.

<F11>   Includes 2,188 shares held in trust for Mr. LeRoy's benefit.

<F12>   Includes 31,210 shares owned by Mr. Simpson's wife.

<F13>   Includes 85,294 shares owned by Mr. Steiner directly or as trustee of a grantor retained trust, 59,036 shares owned by Mr.
Steiner's wife directly or as trustee of a grantor retained trust, 217,214 shares held in a trust of which Mr. Steiner is a co-trustee, 69,436 shares held in trust for Mr. Steiner's children and 21,618  shares held by a foundation of which Mr. Steiner is a trustee.

<F14>   Includes 74,082 shares owned jointly by Mr. Stover and his wife and 32,275 shares that would be issued if Mr. Stover con-
verted his Series G Preferred Stock to Common Stock.

<F15>   Messrs. Sursa, Stover and Zucaro are members of the Administration Committee of the Old Republic International Corporation
Salaried Employees Restated Retirement Plan ("Retirement Plan"). As such, they are entitled to vote 163,494 shares of Common Stock owned by the Retirement Plan. Under the rules of the Securities and Exchange Commission each of them may be deemed to be the beneficial owner of this Common Stock by virtue of such shared voting power. However, the foregoing presentation should not be construed as an admission of beneficial ownership. The members of the Administration Committee disclaim beneficial ownership of the
Common Stock held by the Retirement Plan and these shares are not reflected in this table as shares beneficially owned by each of them.

<F16>   Includes 135,854 shares owned by E.F.S. Investments, Inc., in which Mr. Sursa and his wife have a beneficial interest.

<F17>   Includes 177,654 shares owned jointly by Mr. Zucaro and his wife, 13,305 shares that would be issued if Mr. Zucaro converted his Series G Stock to Common Stock and 390 shares that would result from the conversion of the Company's 5-3/4%
Convertible Subordinated Debentures held by Mr. Zucaro.

     Under federal securities law, the Corporation's directors and executive officers are required to report, within specified monthly and annual due dates, their acquisitions, dispositions or other transfers of interest in such securities to the extent reportable events occur which require reporting by such due dates. The Corporation is required to describe in this proxy statement whether it has knowledge that any person required to file such a report may have failed to do so in a timely manner. In this regard, all of the Corporation's directors and executive officers satisfied such filing requirements.

       THE BOARD OF DIRECTORS AND ITS STANDING COMMITTEES

     The Company's Board of Directors has the responsibility to review the overall operations of the Company. The Board members are kept informed of the Company's results of operations and proposed plans and business objectives through periodic reports sent to them by the Company's management or presented at Board and Committee meetings. The Board met four times last year, once each quarter. Each incumbent director attended at least 75% of the aggregate of the meetings of the Board of Directors and Committees on which each served during 1995.


Directors' Compensation

     Directors of the Company (other than full time employees) receive an annual retainer of $9,600 plus $900 for each Board or Committee meeting they attend. Directors of the Company or any of its subsidiaries who are full time employees receive $900 for each meeting they attend of the Board or a Committee of the Company (other than meetings of the Executive Committee). Mr. Collopy, who is the retired Chairman of the Board of one of the Company's subsidiaries, has a consulting agreement with that subsidiary whereby he is paid $74,400 per year through 1997.


Board Committees

     The Board of Directors has three principal standing committees.

     The Executive Committee is empowered to exercise the authority of the Board of Directors in the management of the business and affairs of the Company between the meetings of the Board, except as provided in the By-laws or limited by the provisions of the General Corporation Law of the State of Delaware. The Committee, which is composed of Messrs. Kreyling, Legg, Stover, Steiner, Sursa and Zucaro, met four times during 1995 and took action by unanimous written consent on one occasion. Mr. Stover is Chairman of the Committee.


     The Company has no standing nominating committee of the Board of Directors. This function is performed by the Executive Committee of the Board of Directors itself. The Executive Committee has not established any formal policy or procedure for considering nominees recommended by shareholders.


     The Audit Committee recommends to the Executive Committee the appointment of the independent certified public accountants for the following year. The Committee reviews with the accountants the scope of the Company's annual audit, the annual financial statements of the Company, and the auditors' comments relative to the adequacy of the Company's system of internal controls and accounting systems. The Committee, which reports directly to the Executive Committee, is currently composed of four non-employee directors, Messrs. Popp, Steiner, Sursa and White. The Committee met twice during 1995. Mr Steiner is Chairman of the Committee.

     The Compensation Committee, whose Report follows, is composed of five non-employee directors, reports directly to the Executive Committee, and is currently composed of five directors, Messrs. Kreyling, Legg, Popp, Sursa and White. Mr. Sursa is chairman of the Committee. The Committee met once during 1995.


     COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Compensation Committee has ever served as an officer or employee of the Company or any of its subsidiaries nor has any executive officer of the Company served as a director or member of a compensation committee for any company that employs any director of the Company or member of the Compensation Committee.

     REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE MANAGEMENT COMPENSATION

     The Compensation Committee of the Board of Directors (the "Committee") of Old Republic International Corporation (the "Company") evaluates and approves the overall compensation, policies and practices which govern the annual base salaries of the Company's management, including its Chief Executive Officer ("CEO") and other executive officers, and the Company's incentive programs, including the Key Employees Performance Recognition Plan ("KEPRP"), the Stock Option Plan, and the Employees Savings and Stock Ownership Plan ("ESSOP").

     The Committee reviews and evaluates the Company's corporate performance and executive management compensation once each year. In making its evaluations, the Committee considers a large number of factors including those set forth under "Compensation Policies" herein, together with other matters such as the inflation rate, and the Company's past performance, generally over consecutive five-year time frames. The Committee does not consider such factors based upon any scientific or other formula nor on any quantitative analysis of the relationship among such factors. Rather, the Committee's evaluation is best described as subjective since each Committee member is expected to exercise common sense and reasonable business judgment in attaching varying degrees of importance each year to each such factor.


Compensation Policies

     The Company's compensation policies and practices, particularly as they apply to its executive officers, including the CEO, are intended to achieve the following major objectives:

1. To set base annual salaries (base income) for key executive officers at amounts which: a) are deemed reasonably competitive in the context of prevailing salary scales within the insurance industry in particular; and (b) in the Committee's judgment provide a fixed, reasonable source of current income during the period of employment. Other sources of executive compensation discussed in separate sections hereunder are not taken into account when setting base annual salaries. Among the factors considered in varying degrees, as previously noted, are business size, level of responsibility, complexity of operations, long term performance, loyalty, commitment to Old Republic's long term objectives, and future prospects. Additionally, the Committee also takes into account prevailing salary scales in the insurance industry in particular. It monitors trends in salary levels by reference to published compilations and reports as well as Company compilations of data contained in the proxy statements of publicly held insurance organizations whose assets, revenues, and net income are larger, smaller, or approximately the same as the Company's. These insurance organizations include but are not limited to those that are a part of the Peer Group comparisons on page 14 of this Proxy Statement, and have significant interests in commercial property and liability insurance. Based on a review and evaluation of all such data, the Committee believes that the base salaries of the CEO and key executives tend to be within a range encompassed by the 25th percentile and median salaries of the above mentioned insurance organizations.

2. To afford personnel an opportunity and incentive to increase their base income over time through participation in incentive compensation and related stock option and savings programs. With respect to all such programs the Committee approves various criteria, the objectives of which are to:

     a) Establish tangible means of evaluating the overall financial performance of the Company or individual profit centers;

     b) Align performance criteria with shareholders' interests by establishing minimum requirements relative to such performance indicators as return on equity, return or profit margin on revenues, and increases in earnings;

     c) Encourage a long-term commitment to the organization.

     In addition, the Committee considers a variety of intangible and other subjective factors such as each person's likely future contribution to the Company's successful growth, his or her level and years of experience, the current state and prospects of the industry or segment(s) thereof, and the Company's long-term goals and strategies which might from time to time require temporary investment in personnel resources in the absence of immediate positive results. Further, the Committee considers the compensation and benefits previously paid to its executive officers.

     In making its performance evaluations, the Committee takes the shareholders' interests into account from the standpoints of both total market return for the Common Stock as well as the Company's intrinsic performance as such and relative to the Company's Peer Group. However, the Committee places greater emphasis on the latter two factors since total market return is influenced materially by the vagaries of the securities markets.

     The Committee has not adopted any policy with respect to qualifying compensation paid to executive officers under Section 162(m) of the Internal Revenue Code. No executive officer has been paid compensation in excess of the level referred to in such Section 162(m).

Compensation of the Chief Executive Officer

     With specific reference to the CEO's compensation, the Committee takes into account all of the factors and objectives discussed above. In addition, special emphasis is also placed on such other considerations as the CEO's vision and planning for the Company's future and the strategies implemented for their realization, his leadership qualities and judgment, and his commitment to and abilities in setting and promoting the character of the organization in the best interests of its insurance subsidiaries, insurance beneficiaries, and shareholders. The Committee's evaluation of the CEO's performance takes place without his presence.

     Mr. Zucaro joined the Company in 1976 as Executive Vice President and Chief Financial Officer. He was promoted to President in 1981, to Chief Executive Officer in 1990, and to Chairman in 1993 while retaining his offices as President and Chief Executive Officer. Until 1989, Mr. Zucaro's cash compensation consisted solely of a base annual salary and a small amount of fees earned in his capacity as a director of a number of the Company's subsidiaries. His other compensation was fully deferred pursuant to his participation in the Company's KEPRP, ESSOP, and stock option plans. Since 1990, his cash compensation has been enhanced by 50% of the awards granted to him under the Company's KEPRP pursuant to the revised terms of that plan.

     The following table reflects certain key data pertaining to the Company's performance during the past three years together with the CEO's compensation during the period. The Company's performance is a significant factor in the Committee's evaluation of the CEO's and other executives' cash and deferred compensation. It is only one of the many factors cited under "Compensation Policies" above, the relative significance of which is left to the subjective business judgment of the Committee. In comparing this data, it should be noted that trends in the CEO's compensation to some extent lag, up or down, trends in the Company's performance.

     Summary of Company Performance Indicators
                       VS.
                CEO Compensation
                 1993 to 1995

                                                 Amounts                            % of Change
                                         1995         1994         1993     '95 vs '94  '94 vs '93  '95 vs '93
Company Performance Indicators <F1>
($ in Millions)
Consolidated assets                 $   6,593.5  $   6,262.9  $   6,098.3      5.3%        2.7%        8.1%
Common shareholders' equity         $   1,612.5  $   1,329.3  $   1,256.9     21.3%        5.8%       28.3%
Net revenue                         $   1,695.9  $   1,679.0  $   1,736.3      1.0%       -3.3%       -2.3%
Net operating income                $     180.4  $     146.0  $     140.6     23.5%        3.8%       28.3%
Net income                          $     212.7  $     151.0  $     175.1     40.8%      -13.7%       21.5%
Percent return on equity                   16.0%        12.0%        16.1%
Primary Per Share Data:
(in dollars and cents)
   Book value                       $      30.56 $      25.79 $      24.25    18.5%        6.4%       26.0%
   Net operating income             $       3.07 $       2.46 $       2.38    24.8%        3.4%       29.0%
   Net income                       $       3.63 $       2.55 $       2.98    42.4%      -14.4%       21.8%


CEO Compensation <F2>
1. Cash compensation                $   599,893  $   698,843  $   658,536    -14.2%        6.1%       -8.9%
2. Deferred incentive compensation  $   101,800  $   230,840  $   201,800    -55.9%       14.4%      -49.6%
   Incentive stock options:
   3. Valued at 5% appreciation:    $   767,970  $        --  $   791,438       --          --        -3.0%
   4. Valued at 10% appreciation:   $ 1,938,210  $        --  $ 1,997,438       --          --        -3.0%
5. Total cash & deferred incentive
      compensation with options,
      if any, valued at:
6.    5% appreciation (1 +2+3)      $ 1,469,663  $   929,683  $ 1,651,774     58.1%      -43.7%      -11.0%
7.    10% appreciation (1 +2+4)     $ 2,639,903  $   929,683  $ 2,857,774    184.0%      -67.5%       -7.6%


<F1>     Data taken from the Company's audited financial statements and stock market tables as applicable. Return on equity is calculated by dividing each year's net income by the common shareholders' equity balance at the beginning of the year. Net operating income is defined as net income before fresh start tax credits, extraordinary items, realized investment gains or losses and accounting changes; both net operating income and net income per share are shown after deduction of Preferred Stock dividend.

<F2>     In this table, Cash Compensation includes annual salary, the cash portion of awards under the KEPRP, the amount of premium for group term life insurance attributed to the CEO's compensation, and directors' fees; Deferred Incentive Compensation includes the deferred portion, which is non-interest bearing, of awards granted under the Company's KEPRP and the employer matching contribution to the ESSOP; Incentive Stock Options have been valued alternatively by assuming that the market value of the Common Stock subject to options will compound at a 5% and a 10% annual rate (or 63% and 159%, respectively, in the aggregate) over the 10-year term of the options. The actual future value of such options may be higher or lower than these arbitrary estimates. Also see "Summary Compensation Table".

Employee Benefit Plans

     In addition to determining base salaries, the Committee also administers the Company's employee benefit plans. The employee benefit plans are an important part of the Company's compensation structure and provide employees, including the CEO and other executive officers, with an opportunity and incentive to increase their base income.

Key Employee Performance Recognition Plan ("KEPRP"): Under the Company's KEPRP, a performance recognition pool is established each year for allocation among eligible key employees of the Company and its participating subsidiaries, including the CEO and other executive officers. Employees eligible to share in this pool are selected annually by the Committee in consultation with the CEO. However, the CEO does not consult with the Committee with regard to the performance, eligibility or award for himself. After prior plan participants are credited with a certain portion, if any, of each year's pool the CEO may recommend the allocation of the balance of the pool to participants in the plan, other than himself, or may recommend to carry forward up to 50% of such amount for up to three years for later allocation. In designating eligible employees and determining amounts to be allocated, the Committee consults with the CEO and considers the positions and responsibilities of the employees, the perceived value of their accomplishments to the Company, their expected future contributions to Old Republic and other relevant factors. The Committee's evaluation of all such factors is subjective.

     The pool amount is established in accordance with a complex formula which takes into account (a) the eligible participating employees' annual salaries,
(b) the current year's earnings of the Company in excess of the prior year's earnings (excluding income from realized investment gains or losses), multiplied by a factor determined by the increase in the Company's earnings per share, and (c) the latest year's return on equity in excess of two times the mean of the five year average post-tax yield on 10 year and 30 year U.S. Treasury Securities. Each year's pool is in turn limited to a percentage of plan participants' aggregate annual base salaries, ranging from 25% to 45%, depending upon the amount by which the current year's actual return on equity exceeds the target return on equity for such year. There is no prescribed limit as to how much of each year's available pool may be awarded to each participant.

     There is an immediate payment in cash of 50% of any award made, as well as 50% of the multiplier factor applied to the deferred balances of prior years' participants; the balance of each vests at the rate of 10% per year of participation. The deferred balance(s) do not bear interest. Pursuant to the plan, participants become vested in their account balances upon total and permanent disability or death, or upon the earlier of attaining age 55 or being employed for 10 years after first becoming eligible. Benefits are payable in installments, beginning no earlier than age 55 and/or following termination of employment, death, disability or retirement.

     In addition to the KEPRP, the Company also maintains a number of separate plans for several individual subsidiaries or separate profit centers. Such plans similarly provide for the achievement of certain financial results and objectives as to each such subsidiary or profit center.

Stock Option Plan: To encourage growth in shareholder value and a long-term commitment to the business, the Company believes that key employees, including the CEO and other executive officers, who are in a position to make a substantial contribution to the long-term success of the Company should have a stake in its on-going success. As a result, the Company maintains a non-qualified stock option plan (the "Plan") for key employees of the Company and its participating subsidiaries. The primary reason for granting options is to encourage long-term commitments to the Company by key employees so they will have a greater incentive to promote the Company's success. The decision to award stock options pursuant to the Plan and the factors that contribute to the amount of such awards are the same factors as those set forth under "Compensation Policies" herein. The performance factors the Committee considers include the achievements of the individual key employee, the overall performance of the Company and the likelihood of future contributions to the Company's successful growth by the individual key employee. The relative significance of these and all other factors with respect to awards granted to the CEO and other executive officers is determined subjectively by the Committee. The Plan provides for the issuance of options for up to 5% of the Common Stock issued and outstanding at any one time. The purchase price per share of Common Stock subject to an option under the Plan is fixed by the Committee. However, such purchase price may not be less than the mean high and low sale price or the last reported sale price of the Company's Common Stock as reported on the New York Stock Exchange on the date immediately preceding the date the option is granted. Optionees may exercise their options for shares of either Common Stock or Series G Preferred Stock. The term of each option may not be for more than 10 years from the date of grant. Under ordinary circumstances, options may be exercised to the extent of 10% of the number of shares covered thereby on and after the date of grant and cumulatively to the extent of an additional 10% on and after each of the first through ninth years after the date of grant. Under the Plan and certain other previously granted options with vesting acceleration prices, optionees may exercise their options to the extent of 10% of the number of shares covered by the option for each year that the optionee has been employed by the Company or its subsidiaries once the vesting acceleration price is reached. The vesting acceleration price is established by the Committee at the time of grant at 150% of the option purchase price per share.

     Under certain options previously granted, the Company may extend 15 year loans at a prevailing market rate of interest for a portion of the exercise price. Under certain options, but not under options granted in accordance with the Company's 1992 Option Plan, the employee's right to exercise options is accelerated if the Company is dissolved or liquidated, merged, or consolidated with another company and the Company is not the surviving corporation, or more than 50% of the members of the Board of Directors of the Company change in any one year unless one or more of the new directors was nominated by the Board of Directors of the Company.

Employees Savings and Stock Ownership Plan ("ESSOP"): The Company's ESSOP allows eligible employees with one or more years of service with the Company or participating subsidiaries ("employers") to save a minimum of 1% up to a maximum of 15% of their total compensation. Employees' savings up to 6% are matched by employer contributions ranging from 20% to 140% of such savings in accordance with a formula based upon the percentages saved and the increase in the Company's average net operating earnings per share for the five years ending with the calendar year immediately prior to the year for which the contribution is being made. Under the terms of the ESSOP, employer contributions are invested exclusively in Preferred or Common Stock of the Company except that employees over age 55 and with 10 years of service credited under the Plan may diversify a portion of the employer's contributions out of the Company's Stock and into alternative investments. These alternative investments are all publicly managed mutual funds that either focus on short-term securities maturities, intermediate-term securities maturities or capital appreciation. Likewise, under the terms of the ESSOP, employee savings may be invested, at the employee's direction, in publicly managed mutual funds that focus on long term capital appreciation, long term capital growth, long term growth of capital and income, long term growth through investments in common stocks of non-U.S. companies and in short to intermediate term bonds and other fixed income securities. Further, employee savings may be invested in funds managed by the ESSOP trustee or ESSOP Administration Committee. One fund provides for a diversified investment portfolio and the other fund was established for more speculative investments. A participant becomes vested in the account balance allocated from employer contributions upon being totally and permanently disabled, dying, or upon the earlier of attaining age 65 or being employed for 7 years. Vesting also occurs in increments of 20% a year, beginning after two years of service. Benefits are payable upon termination of service, death or disability, or following retirement. At the election of the participant, benefits derived from employer contributions are payable either in cash or in Common Stock.

RMIC Profit-Sharing Plan: Mr. Simpson also participates in the RMIC profit sharing plan. The RMIC profit-sharing plan covers substantially all employees of RMIC and its subsidiaries. Contributions to the plan are determined annually by RMIC's Board of Directors, and voluntary contributions of up to 10% of annual income are permitted. Plan participants' interests vest in increments of 10% of contributed amounts beginning with 40% after one year and extending to 100% after seven years. Account balances are payable upon death or permanent disability. Normal retirement is at age 65 and the plan provides for early retirement at age 50 with ten years of service. With the consent of RMIC, retirement may be deferred. Benefits upon retirement may be received as a monthly annuity, periodic cash payments, or in a lump-sum distribution, at the participant's election.

                                Compensation Committee
                                    David Sursa, Chairman
                                    Kurt W. Kreyling
                                    Wilbur S. Legg
                                    John W. Popp
                                    William G. White, Jr.

     The foregoing Report of the Compensation Committee on Executive Management Compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

Executive Compensation

     The following table sets forth certain information regarding the compensation paid or accrued by the Company to or for the account of the Chief Executive Officer and each of the three other executive officers of the Company for services rendered in all capacities during each of the Company's fiscal years ended December 31, 1995, 1994 and 1993:

                                                           SUMMARY COMPENSATION TABLE

                                                                Long-Term
                                   Annual Compensation         Compensation
   (a)                   (b)         (c)          (d)              (e)             (f)
                                                                Securities
Name and                                                        Underlying
Principal                                                        Option         All Other
Position                 Year     Salary<F1>    Bonus<F2>        Awards<F3>   Compensation<F4>
A.C. Zucaro              1995    $ 494,133    $ 200,000           50,000       $  7,560
President                1994      468,083      450,000               --         11,600
Chief Executive          1993      454,850      400,000           50,000          5,486
Officer
Paul D. Adams            1995      250,000      100,000            5,000          4,373
Senior Vice              1994      242,500      115,000               --          7,353
President,               1993      235,000      110,000           15,000          3,262
Chief Financial
Officer & Treasurer
Spencer LeRoy III        1995      266,667       75,000            7,500          3,366
Senior Vice              1994      256,667       80,000               --          7,406
Pr
esident, Secretary       1993      251,800       62,500               --          3,366
& General Counsel

William A. Simpson       1995      242,325<F5>  325,000           25,000         17,777 <F6>
Senior Vice              1994      230,308<F5>  250,000               --         20,840 <F6>
President                1993      223,978<F5>  200,000           20,000         21,800 <F6>


<F1>    Includes fees paid for services as a director of certain of the Company's subsidiaries.

<F2>    This column includes combined cash and deferred incentive compensation awards granted under the Company's KEPRP and similar plans maintained for different profit centers. Awards thereunder are typically made 50% in cash and 50% deferred. The deferred amounts included in this column are usually not payable before the person retires at 55 years of age or later; the amount deferred does not accrue interest and it is included in this column without a present value discount.  None of the awards shown differed in any respect from the Company's regular compensation policies and practices.

<F3>    Number of shares of Common Stock subject to options granted during the year indicated.

<F4>    Represents employer matching contribution to the Company's ESSOP and the amount of premium for the Company's group term life insurance plan attributed to the compensation of executive officers of the Company. For 1995, the Company's matching
contribution for each was $1,800.   For 1995, $5,760, $2,573,  $1,566, and $979  were attributed to the compensation of Messrs.
Zucaro, Adams, LeRoy, and Simpson, respectively, for group term life insurance premiums paid by the Company.


<F5>    Includes $6,600 paid under an agreement with the Company's subsidiary, Republic Mortgage Insurance Company ("RMIC"), which requires such a payment for each year through 1995 which Mr. Simpson is employed by RMIC at year end.

<F6>    Includes $15,000, $15,000 and $20,000 as the vested amount accrued for Mr. Simpson in the RMIC Profit Sharing Plan for
1995, 1994 and 1993, respectively.

Retirement Plans

       The Company maintains the Old Republic International Corporation Salaried Employees Restated Retirement Plan (the "Company Plan") for its employees and those of participating subsidiaries. The Company Plan, which is noncontributory, provides for benefits based upon 1.5% of the participant's "Final Average Monthly Earnings" (1/60th of the aggregate earnings of the employee during the period of the five consecutive years of service out of the last ten consecutive years of service which results in the highest "Final Average Monthly Earnings") multiplied by the participant's years of service. Earnings equal base salary and commissions but excludes cash and deferred incentive compensation awards granted under the Company's KEPRP.

     The following table sets forth the estimated annual benefits payable under the Company Plan to an employee, upon retirement at December 31, 1995, at age 65 after specified years of service:

  Highest Average
 Annual Earnings of
 the 5 Consecutive                    Estimated Annual Retirement Income for
Plan Years Out of the                 Representative Years of Credited Service<F1>
 Last 10 Plan Years            5          10          15          20          25          30
    $150,000               $11,250     $22,500     $33,750     $45,000     $56,250     $67,500
     200,000                15,000      30,000      45,000      60,000      75,000      90,000
     250,000                18,750      37,500      56,250      75,000      93,750     112,500
     300,000                22,500      45,000      67,500      90,000     112,500     135,000
     350,000                26,250      52,500      78,750     105,000     131,250     157,000
     400,000                30,000      60,000      90,000     120,000     150,000     180,000
     450,000                33,750      67,500     101,250     135,000     168,750     202,500
     500,000                37,500      75,000     112,500     150,000     187,500     225,000
     550,000                41,500      82,500     123,750     165,000     206,250     247,500


<F1> The maximum benefit allowed by law for a qualified plan is limited to
$120,000 in 1996. Any excess over such limit would only be payable to a qualified participant under the Old Republic International Corporation Executive's Excess Benefit Plan described below.

     The amounts shown in the chart are computed on the basis of straight life annuity amounts and are not subject to offsets for any Social Security payments. At December 31, 1995, Mr. Zucaro was credited with 19 years of service, Mr. Adams was credited with 6 years of service and Mr. LeRoy was credited with 3 years of service, for purposes of the Company Plan. However, Mr. LeRoy's participation under the Plan will not vest until July 1, 1997. Mr. Simpson did not participate because employees of RMIC participate in the RMIC Profit-Sharing Plan instead of the Company Plan. At December 31, 1995, the highest average annual earnings for purposes of the above computations under the Company Plan were approximately $430,333 for Mr. Zucaro, $234,267 for Mr. Adams and $257,778 for Mr. LeRoy. The differences between such amounts and the Annual Compensation amounts shown for Messrs. Zucaro, Adams and LeRoy in the Summary Compensation Table on page 11 are threefold: the figures above are averages of annual base salaries over the past 5 years (3 years for Mr. LeRoy) and do not include either directors' fees or any form of incentive compensation awards.

     The Company also maintains the Old Republic International Corporation Executive's Excess Benefit Plan to provide certain key executives with pension benefits in excess of the benefits provided by the Company Plan. The plan is administered by the Compensation Committee of the Board of Directors, which selects the employees to participate in the plan from those who are participants in the Company Plan. None of the Company's current executive officers have been selected to participate, nor are they assured that they will be selected. The benefits payable under this plan equal the excess of the amount otherwise payable under the terms of the Company Plan over the reduced benefits required by applicable law. Benefits under this plan are payable at the time benefits are payable under the Company Plan. The plan is unfunded and no contributions are made to any separate funding vehicle.


Option Grants in 1995
     The following table sets forth certain information regarding options to purchase shares of Common Stock granted during the Company's 1995 fiscal year to the Executive officers of the Company named in the Executive Compensation
Table:

                                          Option Grants in 1995


   (a)              (b)            (c)             (d)            (e)                  (f)
                                                                                    Potential
                                                                            Realizable Value of Assumed
                                                                            Annual Rates of Stock Price
                                                                            Appreciation for Option Term
         Individual Grants
                                 % of                                             @ Annual Compounding
                  Number of      Total                                            Growth Rate Of:
                  Securities     Options
                  Underlying     Granted to                      Expira-
                  Options        Employees       Exercise        tion
Name              Granted<F1>    in 1995           Price         Date               5%           10%
A. C. Zucaro         50,000        8.1           $ 24.38        12/31/04       $ 767,970     $1,938,210
Paul D. Adams         5,000         .8           $ 24.38        12/31/04       $  76,797     $  193,821
Spencer LeRoy III     7,500        1.2           $ 24.38        12/31/04       $ 115,196     $  290,732
William A. Simpson   25,000        4.1           $ 24.38        12/31/04       $ 383,985     $  969,105


<F1>    See the Report of the Compensation Committee on Executive Management Compensation "Stock Option Plan" regarding the vesting of stock options.

Aggregate Options Exercised in 1995 and Option Values at December 31, 1995

     The following table sets forth certain information regarding options to purchase shares of Common Stock exercised during the Company's 1995 fiscal year and the number and value of exercisable and unexercisable options to purchase shares of Common Stock held at the end of the Company's 1995 fiscal year by the executive officers of the Company named in the Executive Compensation Table:

     Aggregated Option Exercises in 1995
     and Option Values at December 31, 1995


  (a)                 (b)                  (c)                     (d)                       (e)

                                                                 Number of
                                                                 Securities                Value of
                                                                 Underlying                Unexercised
                                                                 Unexercised               In-the-Money
                                                                 Options at                Options at
                                                                 12/31/95                  12/31/95
                  Shares Acquired                                Exercisable/              Exercisable/
Name              on Exercise           Value Realized<F1>       Unexercisable             Unexercisable <F2>

A. C. Zucaro          None                        --           102,206 / 80,000        $2,067,468 / $863,700
Paul D. Adams          790                 $  11,854            28,362 / 15,000        $  599,876 / $159,030
Spencer LeRoy III     None                        --            10,750 / 21,750        $  158,340 / $300,060
William A. Simpson    None                        --            28,124 / 36,500        $  564,540 / $395,520

<F1>    Value realized is equal to the difference between the fair market value per share of Common Stock on the date of exercise and the option exercise price per share multiplied by the number of shares acquired upon exercise of an option.

<F2>    Value of exercisable/unexercisable in-the-money options is equal to the difference between the fair market value per share of Common Stock at December 31, 1995 and the option exercise price per share multiplied by the number of shares subject to options.

Comparative Five-Year Total Market Returns

     The following table, prepared on the basis of market and related data furnished by Standard & Poor's Compustat Services, reflects total market return data for the most recent five calendar years ended December 31, 1995. For pur-poses of the presentation the information is shown in terms of $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding year. The $100 investment is deemed to have been made either in Old Republic Common Stock, in the S&P 500 Index of common stocks, or in an aggregate of the common shares of a Peer Group of ten publicly held insurance businesses selected by Old Republic. In each instance the cumulative total return assumes reinvestment of cash dividends.

     The information utilized to prepare this table has been obtained from sources believed to be reliable, but no representation is made that it is accurate or complete in all respects.

             Comparison of Five Year Total Market Return
     OLD REPUBLIC INTERNATIONAL CORPORATION vs. S&P 500 vs. Peer Group
             (For the five years ended December 31, 1995)

                        (INSERT CHART HERE)

                1990        1991        1992        1993        1994        1995
 ORI          $100.00     $175.05     $249.56     $231.03     $221.71     $377.16
 S&P 500      $100.00     $130.47     $140.41     $154.56     $156.60     $215.45
 Peer Group   $100.00     $133.85     $155.12     $168.89     $171.75     $249.05

     The Peer Group of companies selected by Old Republic consists of: Aetna Life & Casualty Company, American International Group, Inc., Chubb Corporation, CNA Financial Corporation, CIGNA Corporation, Lincoln National Corporation, Ohio Casualty Corporation, SAFECO Corporation, St. Paul Companies, Inc., and USF&G Corporation. The companies in the Peer Group have been approved by the Compensation Committee.

     The foregoing table shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates such information by reference.

     PROPOSAL I - ELECTION OF DIRECTORS

     The following tabulation lists all nominees and continuing directors of the Company. Four Class 3 directors are to be elected to hold office for a term of three years and until their successors are elected and qualified. The nominees are presently Class 3 directors. It is intended that, in the absence of contrary specifications, votes will be cast pursuant to the enclosed proxies for the election of such nominees. Should any of the nominees become unable or unwilling to accept nomination or election, it is intended, in the absence of contrary specifications, that the proxies will be voted for the balance of those named and for a substitute nominee or nominees. However, the Company now knows of no reason to anticipate such an occurrence. All of the nominees have consented to be named as nominees and to serve as directors if elected.

                                            Positions with Company,
                                            Business Experience, and
Name                               Age      Other Directorships
Nominees for Election
CLASS 3 (Term expires in 1996)

Peter Lardner                       64      Director since 1985; Chairman and Chief Executive
                                            Officer of Bituminous Casualty Corporation, a subsidiary
                                            of the Company, for more than the past five years.
William A. Simpson                  54      Director since 1980; Senior Vice President of the
                                            Company and President of Republic Mortgage Insurance
                                            Company, a subsidiary of the Company, for more than
                                            the past five years. Director of  Salem Trust Bank,
                                            Winston-Salem, North Carolina.
Arnold L. Steiner                   58      Director since 1974; Retired for more than the past five
                                            years; formerly President of Steiner Bank,
                                            Birmingham, Alabama.
William R. Stover                   73      Director since 1969; Retired; prior to 1993, Chairman
                                            of the Board of the Company and various subsidiaries,
                                            Chief Executive Officer of the Company and various
                                            subsidiaries prior to 1990.

Continuing Member

CLASS 1 (Term expires in 1997)

Anthony F. Colao                    68      Director since 1987; Senior Vice President of the
                                            Company since 1987; formerly Partner of Coopers &
                                            Lybrand, L.L.P., accountants, for more than five years.
                                            Mr. Colao's former firm has been retained by the Company
                                            as independent accountants during more than the last
                                            two fiscal years.

John C. Collopy                     75      Director since 1980; Retired; Consultant to Old
                                            Republic Title Holding Company, Inc. (formerly
                                            Founders Title Group, Inc.), a subsidiary of the
                                            Company. Formerly Chairman of the Board of Founders
                                            Title Group, Inc. for more than 5 years prior to his
                                            retirement in 1992.

Kurt W. Kreyling                    74      Director since 1974; Retired for more than the last five
                                            years; formerly President and Treasurer of
                                            Kreyling Company, wholesaler of floor coverings,
                                            Evansville, Indiana.


CLASS 1 (Term expires in 1997)

William G. White, Jr.               67      Director since 1993; Retired; formerly President of
                                            The First Federal Savings Bank, Winston-Salem,
                                            North Carolina; Consultant to Southern National
                                            Bank, Winston-Salem, North Carolina; Director of
                                            Republic Mortgage Insurance Company, a
                                            subsidiary of the Company for more than the past
                                            five years.  Director of Savers Life Insurance
                                            Company, Winston-Salem, North Carolina.

A. C. Zucaro                        56      Director since 1976; Chairman of the Board of the
                                            Company and various subsidiaries since 1993; Chief
                                            Executive Officer of the Company and various
                                            subsidiaries since 1990; President of the Company and
                                            various subsidiaries for more than the past five years.



CLASS 2 (Term expires in 1998)

Jimmy A. Dew                        55      Director since 1980; Executive Vice President of
                                            Republic Mortgage Insurance Company, a subsidiary of
                                            the Company, for more than the past five years.

Wilbur S. Legg                      73      Director since 1969; Retired; formerly Partner of Lord,
                                            Bissell & Brook, attorneys, Chicago, Illinois. Mr. Legg's
                                            former firm has been retained by the Company as counsel
                                            during more than the last two fiscal years.


John W. Popp                        73      Director since 1993; Retired; formerly Partner of KPMG
                                            Peat Marwick, accountants. Director of
                                            Bituminous Casualty Corporation and Great West
                                            Casualty Company, subsidiaries of the Company for
                                            more than the past five years. Director of
                                            SCOR U.S. Corporation.

David Sursa                         70      Director since 1969; Retired, formerly Chairman of the
                                            Board, NBD Bank, N.A., Muncie, Indiana, for more than
                                            the past five years prior to his retirement in 1994.


Board of Directors Recommendation

     The Board of Directors recommends a vote FOR the Class 3 directors that are listed as nominees. Proxies solicited by the Board of Directors will be voted for the election of these nominees unless shareholders specify to the contrary in their proxies.


     VOTING PROCEDURES

     The General Corporation Law of the State of Delaware specifies that in the absence of contrary requirements in a corporation's Certificate of Incorporation or By-laws, the votes on matters at Shareholders Meetings are decided as follows: (1) Directors are elected by a plurality of the shares present in person or by proxy at the meeting and who are entitled to vote in the election, and (2) all other matters are determined by the affirmative vote of the majority of the shares present in person or by proxy at the meeting and who are entitled to vote on the subject matter.

     The Company's Restated Certificate of Incorporation and By-laws do not require any different treatment for matters to be considered at the Company's Annual Shareholders Meeting.

     The Company's Restated Certificate of Incorporation and its By-laws are silent on the mechanics of voting. As a result, the General Corporation Law of the State of Delaware is controlling. Under Delaware law the votes at the Company's Annual Shareholders Meeting will be counted by the inspectors of election required to be appointed at the meeting. The inspectors are charged with ascertaining the number of shares outstanding, the number of shares present, whether in person or by proxy, and the validity of all proxies. The inspectors are entitled to rule on any voting challenges and are responsible for the tabulation of the voting results.
     Under Delaware law, abstentions are counted in determining the quorum of the meeting and as having voted on any proposal on which an abstention is voted. As a result, on those proposals which require a plurality vote of the shares at the meeting that are entitled to vote, the vote of an abstention has no effect. However, on those proposals which require an affirmative vote of the majority of shares present in person or by proxy at the meeting, the vote of an abstention has the effect of a vote against the proposal.

     In the event of a broker non-vote arising from the absence of authorization by the beneficial owner to vote on a proposal, the shares reported are counted for the determination of a quorum for the meeting but they are not counted as having voted on the proposal where there is a non-vote. As a result, on those proposals which require a plurality vote of the shares at the meeting that are entitled to vote, a non-vote will have no effect.
However, on the proposals which require an affirmative vote of the majority of the shares present, a non-vote has the effect of a vote against the proposal.


     RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's consolidated financial statements for the year ended December 31, 1995 were examined by Coopers & Lybrand, independent certified public accountants. No decision has as yet been made with respect to the selection of independent certified public accountants for fiscal 1996. A member of Coopers & Lybrand is expected to attend the annual meeting with an opportunity to make an appropriate statement if the representative desires to do so and will be available to respond to appropriate questions.


     SHAREHOLDER PROPOSALS FOR 1997 ANNUAL MEETING

     In order for a proposal by a shareholder of the Company to be included in the Company's proxy statement and form of proxy for the 1997 Annual Meeting of Shareholders, the proposal must be received by the Company no later than December 2, 1996.

     OTHER MATTERS
     The Company knows of no matters, other than those referred to herein, which will be presented at the meeting. If, however, any other appropriate business should properly be presented at the meeting, the proxies named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

     EXPENSES OF SOLICITATION

     All expenses incident to the solicitation of proxies by the Company will be paid by the Company. In addition to solicitation by mail, the Company has retained Georgeson & Co. (with respect to street name holders) and D.F. King & Company, Inc. (with respect to individual shareholders) both of New York City, to assist in the solicitation of proxies, including delivery of proxy materials. Fees for this solicitation are expected to be approximately $12,000. The Company intends to reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred in forwarding copies of solicitation material to beneficial owners of Common Stock held of record by such persons. In a limited number of instances, regular employees of the Company may solicit proxies in person or by telephone.

By order of the Board of Directors.
                              SPENCER LEROY III
                              Secretary



Chicago, Illinois
March 29, 1996